PRELIMINARY COPY

                       BION ENVIRONMENTAL TECHNOLOGIES, INC.
                         18 East 50th Street, 10th Floor
                           New York, New York  10022
                                (212) 758-6622


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 19, 2002

TO THE SHAREHOLDERS OF BION ENVIRONMENTAL TECHNOLOGIES, INC.:

     NOTICE HEREBY IS GIVEN that a Special Meeting of Shareholders of Bion Environmental Technologies, Inc., a Colorado corporation (the "Company"), will be held at the Company's headquarters at 18 East 50th Street, 10th Floor, New York, New York, on Wednesday, June 19, 2002, at 10:00 a.m., Eastern Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters.

     1. The abandonment of a previously approved 1 for 3.5 reverse split and the approval of a proposed 1 for 10 reverse split of the outstanding shares of the Company's common stock; and

     2. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of the no par value common stock of the Company of record at the close of business on May 31, 2002, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Company.

     All shareholders, whether or not they expect to attend the Special Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              DAVID J. MITCHELL, PRESIDENT


New York, New York
May 31, 2002




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                                                            PRELIMINARY COPY

                       BION ENVIRONMENTAL TECHNOLOGIES, INC.
                         18 East 50th Street, 10th Floor
                           New York, New York  10022
                                (212) 758-6622

                         ------------------------------
                                PROXY STATEMENT
                         ------------------------------

                         SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 19, 2002

                              GENERAL INFORMATION

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of Bion Environmental Technologies, Inc., a Colorado corporation (the "Company," "we," "us" or "our"), for use at the Company's Special Meeting of Shareholders to be held at the Company's headquarters at 18 East 50th Street, 10th Floor, New York, New York, on Wednesday, June 19, 2002, at 10:00 a.m., Eastern Time, and at any and all adjournments thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about June 4, 2002.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid proxies will be voted in accordance therewith at the Meeting.

                      SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's no par value common stock, with each share entitled to one vote. Only shareholders of record at the close of business on May 31, 2002, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On May 31, 2002, the Company had 52,671,128 shares of its no par value common stock outstanding. Centerpoint Corporation, a majority-owned subsidiary, holds 19,000,000 of the shares outstanding. Under Section 7-107-202(2) of the Colorado Business Corporation Act these shares are not entitled to vote at the Meeting. As a result, 33,671,128 shares of common stock are entitled to vote at the Meeting, each of which is entitled to one vote on all matters to be voted upon at the Meeting.

     A majority of the Company's common stock entitled to vote at the Meeting represented in person or by proxy shall constitute a quorum at the Meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                         BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares of the Company's no par value common stock owned beneficially, as of May 31, 2002, by any person, who is known to the Company to be the beneficial owner of 5% or more of such common stock, and, in addition, by each Director of the Company, Nominee for Director, and Executive Officer and by all Directors, Nominees for Director and Executive Officers of the Company as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

                                                        Percent of Class
                                                     ----------------------
Name and Address of          Amount and Nature of                  Entitled
Beneficial Owner             Beneficial Ownership    Outstanding   to Vote
-------------------          --------------------    -----------   --------

David J. Mitchell                18,706,663(1)          29.7%       41.4%
18 E. 50th Street
10th Floor
New York, NY  10022

Centerpoint Corporation          19,000,000(2)          36.1%        --
18 E. 60th Street
10th Floor
New York, NY  10022

Mark A. Smith                     7,186,075(3)          13.6%       21.3%
409 Spruce Street
Boulder, CO  80302

Jere Northrop                     1,639,792(4)           3.1%        4.9%
1961 Tonawanda Creek Rd.
Amherst, NY  14228

Atlantic Partners LLC            10,373,427(5)          16.5%       23.6%
18 E. 50th Street
10th Floor
New York, NY  10022

LoTayLingKyur Foundation          2,716,186              5.2%        8.1%
409 Spruce Street
Boulder, CO  80302

Dublin Holding, Ltd.              2,805,653              5.3%        8.3%
C/O Amerilawyer, Ltd.
Attn: Lloyd Rodney, Esq.
Harbor House
P.O. Box 120, Grand Turk
Turks & Caicos Isl., B.W.I.

Salvatore J. Zizza                  438,003(6)           0.8%        1.3%
810 Seventh Ave., 27th Floor
New York, NY  10019

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Andrew G. Gould                      88,497(7)           0.2%        0.3%
c/o Bion Environmental
  Technologies
18 E. 50th Street, 10th Floor
New York, NY  10022

Howard E. Chase                         -0-               --          --
44 Holland Brook Road
Whitehouse Station, NJ  08889

David Fuller                         19,167(8)             *           *
18 E. 50th Street, 10th Floor
New York, NY  10022

All Directors, Nominees          20,892,122(9)          33.0%       47.1%
for Director and Executive
Officers as a Group (6
persons)
__________________

* Less than 0.1%

(1) Includes 557,326 shares held by D2 Co., LLC, which is wholly owned by David Mitchell; 594,835 shares held by a trust for the benefit of D2 Co., LLC; warrants owned by Atlantic Partners LLC, which is wholly owned by David Mitchell, to purchase 10,373,427 shares of Common stock exercisable until February 16, 2006; and 30,000 shares underlying bridge warrants held by D2 Co., LLC. Also includes 20,000 shares held by a minor child of David Mitchell. Also includes 7,161,075 shares over which David Mitchell (through D2 Co., LLC) holds voting control through a voting agreement involving shares beneficially owned by Mark A. Smith including LoTayLingKyur, Inc. (owned by Mr. Smith and his wife), the LoTayLingKyur Foundation (operated by Mr. Smith) and Dublin Holding, Ltd. (voted by Mr. Smith).

(2) Centerpoint Corporation is currently majority-owned by the Company. Under Colorado law, the shares held by Centerpoint Corporation are not entitled to vote at the Meeting.

(3) Includes 476,226 shares held jointly by Mark Smith with his wife; 596,822 shares held by Mark A. Smith IRA Rollover; 509,036 shares held by Kelly Smith IRA Rollover; 2,716,186 shares held by LoTayLingKyur Foundation which is controlled by Mark Smith; 57,152 shares held by LoTayLingKyur, Inc. which is owned by Mark A. Smith and his wife;
     and 2,805,653 shares held by Dublin Holding, Ltd. ("DHL"). Also includes 25,000 shares underlying currently exercisable options held by Mark A. Smith. Mr. Smith disclaims beneficial ownership of the shares held by DHL. The DHL shares are currently subject to a voting agreement with D2 Co., LLC, which is owned by David Mitchell. Mr. Smith acts as agent of DHL for various purposes, including voting the shares on limited matters not covered by the voting agreement.

(4) Includes 1,053,952 shares held directly by Jere Northrop; 359,010 shares held by his wife; and 201,830 shares held by a family trust; and options to purchase 25,000 shares held by Mr. Northrop. Does not include shares owned by an adult child of Jere Northrop, 15,080 shares owned by the Jere and Lynn Northrop Family Foundation, and 79,052 shares owned by the Jere Northrop Family trust, for each of which Mr. Northrop disclaims beneficial ownership.

(5) Atlantic Partners LLC, which is wholly owned by David Mitchell, owns warrants to purchase 10,373,427 shares of Common stock at $.75 per share through February 16, 2006.

(6) Includes 218,453 shares held by Mr. Zizza; options held by Mr. Zizza to purchase 175,000 shares of Common stock at $1.10 per share until December 31, 2003; shares underlying J1 bridge warrants to purchase 15,000 shares of Common stock at $.60 per share until December 31, 2004; and shares underlying an underlying J1B bridge warrant to purchase 29,550 shares of Common stock at $.75 per share until December 31, 2004.

(7) Includes 11,134 shares held by Mr. Gould; options held by Mr. Gould to purchase 75,000 shares of Common stock at $.75 per share until December 31, 2003; and 2,363 shares underlying warrants.

(8) Includes 5,000 shares held by Mr. Fuller and options to purchase 14,167 shares of Common stock at $1.10 per share until December 31, 2003.

(9) Includes 10,725,340 shares underlying options and warrants exercisable within sixty days.

                       PROPOSED REVERSE STOCK SPLIT

     At the Company's Annual Meeting of Shareholders on April 4, 2002, the shareholders approved a 1 for 3.5 reverse split of the outstanding shares of the Company's Common stock in connection with the Company's application to list its Common stock on the American Stock Exchange. One of the requirements for listing on the American Stock Exchange is that the stock be trading at a price of at least $3.00 per share. Since the time of the shareholder approval of the reverse split at the Annual Meeting, the market price of the Company's stock has declined to a point where the implementation of a reverse split of the magnitude that was approved would not have the desired effect of meeting the minimum price requirements of the American Stock Exchange. Accordingly, the Board of Directors has proposed that the previously authorized 1 for 3.5 share reverse stock split be abandoned in favor of implementing a 1 for 10 share reverse split. There are presently 52,671,128 shares outstanding, and the reverse split would therefore reduce this number to approximately 5,267,113 shares. No fractional shares would be issued and instead a whole share would be issued to any shareholder entitled to a fraction of a share. During the last six months the Company's Common stock has been trading in the approximate range of $0.51 to $1.62 per share.

     The Board of Directors still believes that it is in the best interests of the Company and its shareholders to pursue a listing on the American Stock Exchange or some other suitable exchange to provide greater exposure for the Company in the investment community and to provide greater liquidity for the Company's shareholders.

     In the event that the reverse stock split is not approved by the Company's shareholders, it is likely that the Company's Common stock will not be accepted for listing on the American Stock Exchange. Even if the reverse stock split is approved, there can be no assurance that the Company's application for listing will be accepted. If the application is not accepted, it is expected that the Company's Common stock will continue to be quoted on the OTC Bulletin Board unless it can qualify to be listed on some other suitable exchange.

     If the reverse stock split is approved, it will not occur until the Company receives approval of its listing application by the American Stock Exchange. If we are advised by the American Stock Exchange that the Company's application for listing will not be approved, then the reverse stock split will not occur.

     It is anticipated that the reverse stock split would become effective approximately ten days after the Company receives approval of its listing application by the American Stock Exchange.

     A reverse stock split has no federal income tax consequences in that it is a non-taxable distribution of the Company's stock under Section 305 of the Internal Revenue Code. A shareholder's basis in each 10 shares held before the reverse split will become the basis in one share after the reverse split.

     Since no shareholder will be eliminated as the result of the proposed reverse stock split, shareholders will not be entitled to assert any rights of appraisal or other similar rights of dissenters under applicable state law. All shareholders will be treated equally under the proposed reverse stock split and no member of the Company's management or any of their associates has any substantial interest in its approval.

     Shareholders who, after the reverse split, would hold less than 100 shares of the Company's Common Stock may have difficulty in selling their shares, or have to pay additional expenses or commissions when selling their shares.

              VOTE REQUIRED FOR APPROVAL; BOARD RECOMMENDATION

     The affirmative vote of a majority of the shares represented at the meeting, in person or by proxy, will be required to approve the proposed reverse stock split.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                               OTHER BUSINESS

     As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority vote of the shares represented at the meeting is necessary to approve any such matters.

                DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
               FOR THE ANNUAL MEETING TO BE HELD IN MARCH 2003

     Any proposal by a shareholder intended to be presented at the Company's Annual Meeting of Shareholders to be held in March 2003 must be received at the offices of the Company, 18 East 50th Street, 10th Floor, New York, New York 10022, a reasonable amount of time prior to the meeting in order to be included in the Company's proxy statement and proxy relating to that meeting.


                                    DAVID J. MITCHELL, PRESIDENT

New York, New York
May 31, 2002

                                                            PRELIMINARY COPY

P R O X Y
                     BION ENVIRONMENTAL TECHNOLOGIES, INC.
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints David J. Mitchell with the power to appoint a substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of Bion Environmental Technologies, Inc. (the "Company") held of record by the undersigned on May 31, 2002, at the Special Meeting of Shareholders to be held on June 19, 2002, or any adjournment thereof.

     1. The abandonment of a previously approved 1 for 3.5 reverse split and the approval of a proposed 1 for 10 reverse split of the outstanding shares of the Company's common stock.

          [  ]  FOR     [   ]   AGAINST     [   ]   ABSTAIN

     2. To transact such other business as may properly come before the meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

    The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement.


Dated:  _____________, 2002.
                                  _________________________________________


                                  _________________________________________
                                       Signature(s) of Shareholder(s)


Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BION ENVIRONMENTAL TECHNOLOGIES, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.